UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2011

VISA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33977	26-0267673
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 8999 San Francisco, California	94128-8999
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 932-2100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 28, 2011, Visa Inc. (the “Company”) issued a press release announcing that the Company had decided to deposit $400 million into the litigation escrow account previously established under the Company’s retrospective responsibility plan (the “Plan”). The deposit will be conducted in accordance with the Company’s certificate of incorporation currently in effect. Under the terms of the Plan, when the Company funds the litigation escrow, its U.S. financial institutions and their affiliates and successors, the sole holders of class B shares, bear a corresponding financial impact via a reduction in their as-converted share count. As a result, the deposit will have the effect of a repurchase by the Company of $400 million of class A common stock on an as-converted basis. Accordingly, the Company will make this deposit by using funds previously allocated to the $1 billion class A repurchase program announced on October 27, 2010.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. All information in the press release is furnished but not filed.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by Visa Inc., dated March 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISA INC.

Date: March 28, 2011

	By:	/s/ Byron H. Pollitt
Byron H. Pollitt
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by Visa Inc., dated March 28, 2011